Exhibit 30(k)
BRAD STRICKLING

2VP and Counsel
Writer’s Direct Number: (205) 268-7884
Facsimile Number: (205) 268-3597
Toll-Free Number: (800) 627-0220
E-mail: brad.strickling@protective.com

June 14, 2021

Protective Life and Annuity Insurance Company
2801 Highway 280 South
Birmingham, Alabama  35223

Gentlemen:

This opinion is submitted with respect to the registration statement on Form N-6, file number 811-23707, to be filed by Protective Life and Annuity Insurance Company (the “Company”), as depositor, and Protective NY COLI VUL (the “Separate Account”), as registrant, with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.  The flexible premium deferred variable universal life policies registered under this registration statement will be known as “Protective Executive Benefits Registered VUL NY.”  I have examined such documents and such law as I considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

1.                                      The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Alabama and is a validly existing corporation.

2.                                      The Separate Account is a duly authorized and validly existing separate account pursuant to the Alabama Insurance Code and the regulations issued thereunder.

3.                                      Assets allocated to the Separate Account will not be chargeable with liabilities arising out of any other business the Company may conduct.

4.                                      The Policies, to be issued as contemplated by the Form N-6 registration statement, when issued and delivered will constitute legally issued and binding obligations of the Company in accordance with their terms.

I hereby consent to the filing of this opinion as an exhibit to the Form N-6 registration statement for the Policies and the Separate Account.

Very truly yours,

/s/ Brad A. Strickling
Brad A. Strickling
2VP and Counsel